HEILONGJIANG TIANLONG PHARMACEUTICAL, INC.
INDEX TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member
of Heilongjiang Tianlong Pharmaceutical, Inc.

We have audited the accompanying balance sheets of Heilongjiang Tianlong Pharmaceutical, Inc. (the “Company”) as of December 31, 2007 and 2006 and the related statements of operations and comprehensive (loss) income, changes in member’s equity, and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heilongjiang Tianlong Pharmaceutical, Inc as of December 31, 2007 and 2006 and the results of its operations and its cash flows for years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens, P.C.

Moore Stephens, P.C.
Certified Public Accountants
New York, New York
July 17, 2008

Heilongjiang Tianlong Pharmaceutical, Inc.
Balance Sheets

	December 31, 2007	December 31, 2006
ASSETS

Current Assets
Cash and cash equivalents	$100,837	$438,462
Accounts receivable	55,190	-
Inventories	522,382	222,470
Total current assets	678,409	660,932

Property and equipment, net	6,017,742	7,477,285

Total assets	$6,696,151	$8,138,217

LIABILITIES AND MEMBER'S EQUITY

Current Liabilities
Accounts payable and accrued expenses	$568,684	$1,037,825
Other accrued liabilities	50,026	30,990
Total current liabilities	618,710	1,068,815

Commitments and Contingencies	-	-

Member’s Equity
Member’s Equity	5,347,787	6,858,582
Accumulated other comprehensive income	729,654	210,820
Total member's equity	6,077,441	7,069,402

Total liabilities and member's equity	$6,696,151	$8,138,217

The accompanying notes are an integral part of these financial statements.

Heilongjiang Tianlong Pharmaceutical, Inc.
Statements of Operations and Comprehensive (Loss) Income

	Year ended December 31,
	2007	2006

Revenues	$2,016,063	$1,007,537

Cost of Goods Sold	1,045,830	502,289

Gross Profit	970,233	505,248

Operating Expenses
Selling, general and administrative	308,540	53,222
Research and development	57,864	47,836
Depreciation	274,282	255,436
Impairment loss on property and equipment	1,800,000	-
Total operating expenses	2,440,686	356,494

Net (Loss) Income Before Provision for Income Tax	(1,470,453)	148,754

Income tax expense	40,342	18,633

Net (Loss) Income	$(1,510,795)	$130,121

The Components of Other Comprehensive (Loss) Income
Net (Loss) Income	$(1,510,795)	$130,121
Foreign currency translation adjustment	518,834	210,820

Comprehensive (Loss) Income	$(991,961)	$340,941

The accompanying notes are an integral part of these financial statements.

Heilongjiang Tianlong Pharmaceutical, Inc.
Statements of Changes in Member's Equity

		Accumulated
		Other	Total
	Member's	Comprehensive	Member's
	Equity	Income	Equity

Balance at January 5, 2006 (Inception Date)	$-	$-	$-

Initial contribution of member's equity - January 2006	6,728,461	-	6,728,461

Foreign currency translation adjustment	-	210,820	210,820

Net Income	130,121	-	130,121

Balance at December 31, 2006	6,858,582	210,820	7,069,402

Foreign currency translation adjustment	-	518,834	518,834

Net Loss	(1,510,795)	-	(1,510,795)

Balance at December 31, 2007	$5,347,787	$729,654	$6,077,441

The accompanying notes are an integral part of these financial statements.

Heilongjiang Tianlong Pharmaceutical, Inc.
Statements of Cash Flows

	Year ended December 31,
	2007	2006
Cash flows from operating activities
Net (Loss) Income	$(1,510,795)	$130,121
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:
Depreciation and amortization	465,172	422,772
Impairment loss on property and equipment	1,800,000	-
Change in operating assets and liabilities
Accounts receivable	(55,190)	-
Inventories	(299,912)	(222,470)
Accounts payable and accrued expenses	(469,141)	1,037,825
Other accrued liabilities	19,037	30,990

Net cash (used in) provided by operating activities	(50,829)	1,399,238

Cash flows from investing activities
Acquisition of property, plant and equipment	(277,592)	(7,659,301)

Net cash used in investing activities	(277,592)	(7,659,301)

Cash flows from financing activities
Initial contribution of member's equity	-	6,728,461

Net cash provided by financing activities	-	6,728,461

Effect of exchange rate changes on cash and cash equivalents	(9,204)	(29,936)

Net (decrease) increase in cash and cash equivalents	(337,625)	438,462

Cash and cash equivalents at beginning of period	438,462	-

Cash and cash equivalents at end of period	$100,837	$438,462

Supplemental disclosure of cash flow information

Cash paid for taxes	$90,438	$83,240

Cash paid for interest	$-	$-

The accompanying notes are an integral part of these financial statements.

Heilongjiang Tianlong Pharmaceutical, Inc.
Notes to the Financial Statements
Years ended December 31, 2007 and 2006

1.	Description of Business and Basis of Presentation

Heilongjiang Tianlong Pharmaceutical, Inc. (“Tianlong” or the “Company”), a Chinese limited liability company, was formed and commenced business operations in January 2006. Tianlong manufactures and sells non-prescription, external-use medical products based on traditional Chinese medicine in the People’s Republic of China (“PRC”).

These financial statements are stated in U.S. Dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

2.	Summary of Significant Accounting Policies

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include allowance for doubtful accounts, inventory valuation reserves and depreciation and amortization of long-lived assets. Actual results could differ from those estimates.

Cash and Cash Equivalents – The Company considers all highly liquid debt instruments purchased with a maturity period of three months or less at the date of purchase to be cash equivalents. The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents approximate their fair value.

Accounts Receivable –Accounts receivable are stated at estimated net realizable value. Management periodically assesses the collectability of accounts receivable. At December 31, 2007 and 2006, the Company had no allowance for doubtful accounts. During the years ended December 31, 2007 and 2006, the Company extended credit to only one of its customers, China Sky One Medical, Inc (“China Sky”). On February 22, 2008, the Company was acquired by China Sky. See note 9.

Inventories – Inventories are accounted using the first-in, first-out method and include finished goods, raw materials, freight-in, packing materials, labor, and overhead costs. Values are stated at the lower of cost or market using a moving weighted average. Provisions are made for slow moving, obsolete and/or damaged inventory based on a periodic analysis of individual inventory items including an evaluation of historical usage and/or movement, age, expiration date, and general conditions. The Company had no inventory reserve allowance at December 31, 2007 and 2006.

Property and Equipment – Property and equipment are stated at historical cost less accumulated depreciation. Depreciation on property, plant, and equipment is calculated using the straight-line method over the estimated useful lives of the assets.  An estimated residual value of 5% of cost or valuation was made for each items for both financial and income tax reporting purposes. The estimated lengths of useful lives are as follows:

Buildings	30 years
Land use rights	50 years
Furniture and fixtures	5 years
Transportation equipment	10 years
Machinery	10 years

Expenditures for renewals and betterments are capitalized while repairs and maintenance costs are charged to the statement of operations in the year in which the costs were incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset. Upon sale or disposal of an asset, the historical cost and related accumulated depreciation and amortization of such asset is removed from their respective accounts and any gain or loss is recorded in the statement of operations.

Heilongjiang Tianlong Pharmaceutical, Inc.
Notes to the Financial Statements
Years ended December 31, 2007 and 2006

Long-lived Assets – Long-lived assets consist primarily of property and equipment. Long-lived assets are reviewed annually for impairment or whenever events or change in circumstances indicate their carrying value may not be recoverable. When such events or change in circumstances occur, an estimate of the future undiscounted cash flows produced by the asset, or the appropriate grouping of assets, is compared to the asset’s carrying value to determine if impairment exists pursuant to the requirements of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment of Disposal of Long-Lived Assets.” If the asset is determined to be impaired, impairment loss is measured on the excess of its carrying value over its fair value. Assets to be disposed of are reported at the lower of their carrying value or net realizable value. Pursuant to an independent appraisal report, dated February 2008, the Company recorded during the fourth quarter of 2007, within the Statement of Operations, an impairment charge of $1,800,000 related to certain property and equipment. The Company recorded no impairment charges during the year ended December 31, 2006.

Foreign Currency – These financial statements have been prepared in U.S. dollars. The Company’s principal country of operations is in the PRC. The functional currency for Tianlong is Renminbi (“RMB”). The Company maintains its books and accounting records in RMB, the currency of the PRC. SFAS No. 52, “Foreign Currency Translation” requires differentials to be calculated and allocated using the current rate method if the foreign entity’s functional currency and local currencies are the same. Equity is translated at historical exchange rates. Assets and liabilities are translated at the exchange rates in effect at the end of the year. The statement of operations accounts are translated at average exchange rates. Under the functional currency approach, translation gains and losses are not recognized in earnings, and are recorded as a component of accumulated other comprehensive income.

Revenue Recognition – Revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the product has been shipped and the customer takes ownership and assume the risk of loss; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonable assured.

The Company believes that these criteria are satisfied upon shipment of the product from its facilities. Revenue is reduced by provisions for estimated returns and allowances as well as specific known claims.

Research and Development - Research and development expenses include the costs associated with the Company’s internal research and development as well as research and development conducted by third parties under contract with the Company. All research and development costs are expensed as incurred. The Company recorded $57,864 and $47,836 in research and development expenditures for the years ended December 31, 2007 and 2006, respectively.

Shipping and Handling Costs - Shipping and handling costs are included as part of selling, general and administrative expenses in the statement of operations and totaled approximately $18,000 and $9,000 for the years ended December 31, 2007 and 2006, respectively.

Heilongjiang Tianlong Pharmaceutical, Inc.
Notes to the Financial Statements
Years ended December 31, 2007 and 2006

Income Taxes – The Company uses the asset and liability method of accounting for deferred income taxes.  The Company’s provision for income taxes includes income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities.

The Company estimates its tax obligations using historical experience in tax jurisdictions and informed judgments. There are inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which the Company transacts business. The judgments and estimates made at a point in time may change based on the outcome of tax audits as well as changes to, or further interpretations of, regulations.  The Company adjusts income tax expense in the period in which these events occur.

Provision for the PRC’s enterprise income tax is calculated at the prevailing rate based on the estimated assessable profits less available tax relief for losses brought forward.

Enterprise Income Tax

Under the Provisional Regulations of the PRC Concerning Income Tax on Enterprises promulgated by the PRC, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council.

According to “Enterprise Income Tax and Certain Preferential Policies Notice” published by the Ministry of Finance and the National Tax Affairs Bureau, if the enterprise is authorized by the State Council as a special entity, the enterprise income tax rate is reduced to 12%. The Company obtained State Counsel approval for an enterprise income tax rate of 12%.

The Company accounts for uncertainty in income taxes in accordance with FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 includes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The adoption of FIN 48 as of January 1, 2007 did not have a material effect on the Company’s financial position, results of operations or cash flows.

Value Added Tax

The Company is subject to the “Provisional Regulations of the PRC Concerning Value Added Tax” promulgated by the State Council. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in, or imported into, the PRC.

Traditional Chinese medicine and medicinal plant are defined as agricultural products, which are taxed at 13% of the sales price.

Comprehensive Income – Comprehensive income consists of net income and other gains and losses affecting members’ equity that, under generally accepted accounting principles are excluded from net income. For the Company, such items consist entirely of foreign currency translation gains and losses.

Retirement benefit costs – According to the PRC regulations on pension plans, the Company contributes to a defined contribution retirement plan organized by the municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the plan.

Contributions to the pension or retirement plan are calculated at 23.5% of the employees’ salaries above a fixed threshold amount.  The employees contribute between 2% to 8% to the pension plan, and the Company contributes the balance contribution of from 15.5% to 21.5%. The Company has no other material obligations for the payment of retirement benefits beyond the annual contributions under this plan. The Company incurred retirement benefit costs of $22,000 and $11,500 for the years ended December 31, 2007 and 2006, respectively.

Heilongjiang Tianlong Pharmaceutical, Inc.
Notes to the Financial Statements
Years ended December 31, 2007 and 2006

Dividends – Payment of dividends may be subject to restrictions because the Company is located in the PRC. The Company made no payment of dividends in 2007 and 2006.

Recently Issued Accounting Pronouncements:
In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatement when Quantifying Misstatements in Current Year Financial Statements (“SAB No. 108). This bulletin expresses the Staff’s views regarding the process of quantifying financial statement misstatements. The interpretations in this bulletin were issued to address diversity in practice in quantifying financial statement misstatements and the potential under current practice for the accumulation of improper accounts on the balance sheet. SAB No. 108 is effective for annual financial statements starting with the year ending December 31, 2006. This bulletin did not have a material impact on our financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”).  The statement provides enhanced guidance for using fair value to measure assets and liabilities and also responds to investors’ requests for expanded information about the extent to which company’s measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings.  While the standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, it does not expand the use of fair value in any new circumstances.  Statement No. 157 is effective for financial statements issued for fiscal periods beginning after November 15, 2007. The Company believes this statement will not have a material impact on its financial statements.

In February 2007, the FASB issued Statement No. 159 The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115 (SFAS 159). This statement permits companies to choose to measure many financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company believes the impact of SFAS 159 will not have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141(R)”). SFAS 141(R) will change the accounting for business combinations. Under SFAS 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed, contractual contingencies and any estimate, contingent consideration measured at their fair value at the acquisition date with limited exceptions. SFAS 141(R) will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company believes that SFAS 141(R) will not have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements — an Amendment of Accounting Research Bulletin No. 51 (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. The Company believes that SFAS 160 will not have a material impact on its financial statements.

Heilongjiang Tianlong Pharmaceutical, Inc.
Notes to the Financial Statements
Years ended December 31, 2007 and 2006

3.	Concentrations of Business and Credit Risk

The Company deposits its cash in bank accounts in the PRC which are not protected by FDIC insurance or other insurance. The Company has not experienced any losses in such accounts through December 31, 2007.

All of the Company’s sales are to customers within the PRC. Accordingly, the Company is susceptible to fluctuations in its business caused by adverse economic conditions in this country.

Substantially all of the Company's fixed assets and operations are located in the PRC.

The Company is self-insured for all risks and carries no liability or property insurance coverage of any kind.

Major Customers

China Sky One Medical, Inc. (“China Sky”) and Heilongjiang Dongsheng Pharmaceutical Co. (“Heilongjiang”) accounted for approximately 29% and 18%, respectively, of the Company’s sales during the year ended December 31, 2007. China Sky accounted for 100% of the Company’s accounts receivable as of December 31, 2007.

During the year ended December 31, 2006, Heilongjiang accounted for approximately 30% of the Company’s sales, and Jiangxi Kangli Pharmaceutical Co. accounted for approximately 11% of its sales.

4.	Inventories

Inventories consist of the following:

	December 31, 2007	December 31, 2006
Raw materials	$108,166	$59,734
Finished goods	228,942	120,364
Packaging and other	185,274	42,372
	$522,382	$222,470

5.	Property and Equipment

All of the Company’s buildings and fixed assets are located in the PRC and the land is used pursuant to a land use right granted by the PRC for 50 years commencing in 2006.  As of December 31, 2007 and 2006, property and equipment consist of the following:

	December 31, 2007	December 31, 2006
Land and use rights	$355,458	$331,682
Buildings	4,663,191	5,004,456
Transportation equipment	288,173	76,495
Machinery and equipment	1,448,786	2,280,856
Furniture and fixtures	207,440	213,398
	6,963,048	7,906,887
Less accumulated depreciation	945,306	429,602
Property and equipment, net	$6,017,742	$7,477,285

For the years ended December 31, 2007 and 2006, depreciation expense totaled $465,172 and $422,772 respectively. Depreciation expense of $190,890 in 2007 and $167,336 in 2006 is included as a component of cost of goods sold. The Company recorded an impairment charge of $1,800,000 related to certain property and equipment, within the Statement of Operations, during the fourth quarter of 2007. The Company recorded no impairment charges during the year ended December 31, 2006.

Heilongjiang Tianlong Pharmaceutical, Inc.
Notes to the Financial Statements
Years ended December 31, 2007 and 2006

6.	Taxes Payable

As of December 31, 2007 and 2006, taxes payable consist primarily of net value added taxes (“VAT”) and totaled $15,867 and $13,715, respectively. These amounts are included in “Other accrued liabilities” in the accompanying balance sheet.

7.	Income Taxes

Under the “Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises” promulgated by the PRC, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council.

According to “Enterprise Income Tax and Certain Preferential Policies Notice” published by the Ministry of Finance and the National Tax Affairs Bureau, if the enterprise is authorized by the State Council as a special entity, the enterprise income tax rate is reduced to 12%. The Company obtained State Counsel approval for an enterprise income tax rate of 12%.

At December 31, 2007 and 2006, the Company had no deferred tax assets or liabilities.

8.	Commitments and Contingencies

The formulation, manufacturing, processing, packaging, labeling, advertising, distribution and sale of non-prescription, external-use Chinese medicine such as those sold by the Company are subject to regulations by one or more government agencies. The principal federal agencies include the State Food and Drug Administration of the Government of the PRC, the Food and Drug Administration (the “FDA”), Heilongjiang Provincial Food and Drug Administration of the PRC (PFDA), National Biology Products Inspection Institute (NBPI) and the National Food and Drug Administration (NFDA) of the PRC and, to a lesser extent, the Consumer Product Safety Commission. These activities are also regulated by various governmental agencies for the countries, states and localities in which the Company’s products are sold.

Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company’s compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to a material adverse effect on the Company’s financial position, results of operations, or cash flows.

The Company, like any other distributor or manufacturer of products is exposed to the inherent risk of product liability claims in the events of possible injuries caused by the use of its products. The Company does not have liability insurance with respect to product liability claims. Inadequate insurance or lack of contractual indemnification from parties supplying raw materials or marketing its products, and product liabilities related to defective products could have a material effect on the Company's financial position, results of operations, or cash flows.

The Company is subject to litigation in the normal course of business. The Company believes the resolution of these matters will not have a material effect on its financial position, results of operations, or cash flows.

9.	Subsequent Event

On February 22, 2008, Harbin Tian Di Ren Medical Science and Technology Company, a limited liability company organized under the laws of the PRC (“TDR”), which is a wholly-owned subsidiary of American California Pharmaceutical Group, Inc., a California corporation wholly-owned by China Sky entered into an Equity Transfer Agreement (the “Equity Transfer Agreement”) with the Company. Pursuant to the Equity Transfer Agreement, TDR acquired 100% of the issued and outstanding member’s equity of the Company from its sole member in consideration for an aggregate of approximately (i) $8,000,000 in cash, and (ii) 24,809 shares of common stock of China Sky (fair value at April 3, 2008 of $277,861). The acquisition received regulatory approval by the PRC’s Department of Industry and Commerce and closed on April 3, 2008.